EXHIBIT 7(a)


                                  AMENDMENT TO
                          CUSTODIAN SERVICES AGREEMENT

     This Amendment to Custodian Services Agreement is made as of August ___, 2001, by and between PFPC Trust Company (the "Custodian"), a wholly-owned, indirect subsidiary of PNC Bank, National Association, a national banking association ("PNC Bank"), and The Needham Funds, Inc., a Maryland corporation (the "Company").

                                  WITNESSETH:


     WHEREAS, PNC Bank and the Company have entered into that certain Custodian Services Agreement, dated as of January 2, 1996 (the "Original Agreement"), whereby the Company retained PNC Bank to provide certain custodian services as described therein to the Company's investment portfolios set forth on Exhibit A attached thereto;

     WHEREAS, PNC Bank assigned its rights and duties under the Original Agreement to the Custodian, effective December 31, 1998; and

     WHEREAS, The Custodian and the Company now desire to amend Exhibit A to the Original Agreement to provide for the addition of Needham Aggressive Growth Fund to the list of investment portfolios to which the Custodian will provide such custodian services.

     NOW, THEREFORE, In consideration of the premises and the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

     1. AMENDMENT OF EXHIBIT A. Exhibit A to the Original Agreement is hereby amended and restated in its entirety to read in the form attached hereto as Exhibit A.

     2.   MISCELLANEOUS.

          (a) GOVERNING LAW. This Amendment shall be governed by the laws of the State of Pennsylvania without regard for conflicts of law principles thereof.

          (b) SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted in the Original Agreement.

          (c) COUNTERPART SIGNATURES. This Amendment may be executed in counterpart and by facsimile signature, each counterpart being deemed an original, but which when taken together shall constitute one and the same instrument.


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     IN WITNESS  WHEREOF,  the parties  hereto have  caused  this  Amendment  to
Custodian Services Agreement to be executed as of the date first written above.



                                                  PFPC TRUST COMPANY


                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:


                                                  THE NEEDHAM FUNDS, INC.

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:


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                                   EXHIBIT A

                                   PORTFOLIOS

                              NEEDHAM GROWTH FUND

                         NEEDHAM AGGRESSIVE GROWTH FUND